Exhibit 1

JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13G to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED this 14th of February, 2017.

CCG OPERATIONS, LLC

By:	/s/ José E. Feliciano
Name:	José E. Feliciano
Title:	Manager

CLEARLAKE CAPITAL PARTNERS, LLC

By:	/s/ José E. Feliciano
Name:	José E. Feliciano
Title:	Co-President

CLEARLAKE CAPITAL PARTNERS II GP, L.P.

By:	Clearlake Capital Partners, LLC
Its General Partner

By:	/s/ José E. Feliciano
Name:	José E. Feliciano
Title:	Co-President

CLEARLAKE CAPITAL PARTNERS II (MASTER), L.P.

By:	Clearlake Capital Partners II GP, L.P.
Its General Partner

	By:	Clearlake Capital Partners, LLC
Its General Partner

By:	/s/ José E. Feliciano
Name:	José E. Feliciano
Title:	Co-President

JOSÉ E. FELICIANO

/s/ José E. Feliciano

BEHDAD EGHBALI

/s/ Behdad Eghbali